Contact:	610-337-1000	For Immediate Release:
	Robert W. Krick, ext. 3645 Brenda A. Blake, ext. 3202	October 24, 2006

UGI Issues Earnings Guidance and Schedules Fourth Quarter Conference Call

VALLEY FORGE, Pa., October 24 — UGI Corporation (NYSE: UGI) today announced earnings guidance for fiscal years 2006 and 2007. UGI expects to report earnings for its fiscal year ended September 30, 2006 of approximately $ 1.60 to $1.65 per diluted share.

In prepared remarks to investors at a webcast meeting in New York, Lon R. Greenberg, chairman and chief executive officer of UGI, said, “We are pleased that our business units took action to largely offset the effects of warm weather and continued price-induced customer conservation which combined to adversely impact our businesses in fiscal 2006. Assuming more normal weather patterns return this coming winter, we expect to report earnings of approximately $1.75 to $1.85 per diluted share for fiscal 2007 ending September 30, 2007.

UGI is scheduled to release more detailed results for the fiscal year ended September 30, 2006 on
November 15, 2006.

UGI will host its fourth quarter and year end FY 2006 earnings conference call on Wednesday, November 15, 2006, at 4:00 PM ET. Interested parties may listen to a live audio broadcast of the conference call at http://www.shareholder.com/ugi/medialist.cfm. A telephonic replay of the call can be accessed approximately one hour after the completion of the call at 1-888-203-1112, passcode 5934822; (International replay 719-457-0820, passcode 5934822) through midnight, Friday, November 17, 2006.

UGI is a holding company with propane marketing, utility and energy marketing subsidiaries. Through subsidiaries, UGI owns 44% of AmeriGas Partners, L. P. (NYSE: APU), the nation’s largest retail propane marketer, and owns Antargaz, one of the largest LPG distributors in France.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

This press release contains certain forward-looking statements which management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. Among them are adverse weather conditions, price volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, domestic and international economic and political conditions and currency exchange rates. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

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